UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Dae of earliest event reported): July 24, 2013

Synthesis Energy Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33522	20-2110031
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Three Riverway, Suite 300		77056
Houston, Texas		(Zip Code)
(Address of principal executive offices)

(713) 579-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 24, 2013, SES (Zaozhuang) New Gas Co., Ltd. (the “ZZ Joint Venture”), a joint venture between Synthesis Energy Systems, Inc. (the “Company”) and Shandong Weijiao Group Xuecheng Energy Co., Ltd. (“Weijiao”), entered into a Cooperation Agreement (the “Agreement”) with Weijiao and Shandong Xuejiao Chemical Co., Ltd. (“Xuejiao”), which serves to supercede the existing syngas purchase and sale agreement among the parties dated October 22, 2006 and supplemented previously in 2008. The Agreement represents the basis for an integrated syngas to methanol operation and resolution of the nonpayment of the contractual capacity fees by Xuejiao as described in the Company’s periodic filings under the Securities Exchange Act of 1934, as amended.

Under the terms of the Agreement, Xuejiao will (i) provide the ZZ Joint Venture with use of their methanol plant for ten years at no cost to the ZZ Joint Venture, (ii) provide a bank loan guarantee (along with Weijiao) of approximately US$3.2 million for the financing to be obtained by the ZZ Joint Venture for the retrofit of the ZZ Joint Venture plant, (iii) waive certain advances previously made to the ZZ Joint Venture and (iv) supply discounted coke oven gas (“COG”) produced by its existing coke ovens to be used in combination with synthesis gas to produce refined methanol from the new ZZ Joint Venture integrated syngas methanol operation. The new integrated operation will be managed by the Company. Upon successful completion of certain conditions precedent described below, the Company will terminate and waive its claims to past due capacity fees owed by Xuejiao under the existing purchase and sale agreement. Xuejiao has not paid any capacity fees to the ZZ Joint Venture since April 2011. The ZZ Joint Venture will also receive under the Agreement certain deferrals for the payment for the COG when delivered to the ZZ Joint Venture plant for the first twelve months.

The Agreement will take full effect upon the completion of certain conditions precedent including: (i) all necessary consents and approvals being obtained by each of the parties, (ii) completion of final due diligence on the methanol plant, as well as the scheduled overhaul of the facility (as described in more detail in the Agreement) and the handover to the ZZ Joint Venture, and (iii) execution of the Xuejiao financing guarantee and the financial closing of the ZZ Joint Venture financing for the retrofit.

The foregoing description is qualified in its entirety by reference to the full text of the Agreement which is filed with this Current Report on Form 8-K as Exhibit 10.1.

Item8.01	Other Events.

On July 24, 2013, the Company issued a press release announcing the execution of the Agreement. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibits

10.1 Contract for Synthesis Gas Purchase and Sales by and between Shandong Hai Hua Coal & Chemical Company Ltd. (now known as Shandong Weijiao Group Xuecheng Energy Co., Ltd.) and SES (Zaozhuang) New Gas Co. Ltd. dated October 22, 2006 — English translation from original Chinese document (incorporated by reference to Exhibit 10.6 to Amendment No. 4 to the Company’s Registration Statement (Registration No. 333-140367) on Form SB-2 filed on May 23, 2007).

+*10.2 Cooperation Agreement among SES (Zaozhuang) New Gas Co., Ltd., Shandong Weijiao Group Xuecheng Energy Co., Ltd. and Shandong Xuejiao Chemical Co., Ltd.

*99.1 Press Release dated July 24, 2013.

* Filed herewith.

+ Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission and this exhibit has been filed separately with the Securities and Exchange Commission in connection with such request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.

Dated: July 26, 2013	/s/ Robert Rigdon
Robert Rigdon
President and Chief Executive Officer

Exhibit Index

10.1 Contract for Synthesis Gas Purchase and Sales by and between Shandong Hai Hua Coal & Chemical Company Ltd. (now known as Shandong Weijiao Group Xuecheng Energy Co., Ltd.) and SES (Zaozhuang) New Gas Co. Ltd. dated October 22, 2006 — English translation from original Chinese document (incorporated by reference to Exhibit 10.6 to Amendment No. 4 to the Company’s Registration Statement (Registration No. 333-140367) on Form SB-2 filed on May 23, 2007).

+*10.2 Cooperation Agreement among SES (Zaozhuang) New Gas Co., Ltd., Shandong Weijiao Group Xuecheng Energy Co., Ltd. and Shandong Xuejiao Chemical Co., Ltd. — English translation from original Chinese document

*99.1 Press Release dated July 24, 2013.

* Filed herewith.

+ Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission and this exhibit has been filed separately with the Securities and Exchange Commission in connection with such request.